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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


Ivy Management Inc. incorporated in Massachusetts
Ivy Mackenzie Distributors, Inc. incorporated in Florida
Ivy Mackenzie Services Corporation incorporated in Florida